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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



       Date of Report (Date of earliest Event reported) October 22, 2001



                        Physicians Resource Group, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       1-13778                      76-0456864
(State or other jurisdiction           (Commission                    (IRS Employer
      of incorporation)                File Number)                 Identification No.)

901 Main Street, Suite 6000, Dallas, Texas                                 75202
(Address of principal executive offices)                                 (Zip Code)

       Registrant's telephone number, including area code (713) 629-5777
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Item 5.  Other Events

     On October 22, 2001, Physicians Resource Group, Inc. (the "Company") filed its Quarterly Operating Report and Quarterly Bank Reconcilement for the quarter ending September 30, 2001 with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"), Case Number 00-30748-RCM. The Company's Quarterly Operating Report was not prepared on a consolidated basis and, therefore, does not include the results of asset sales, income, expense, assets or liabilities of the Company's subsidiaries.
The Company and its subsidiaries are subject to a variety of possible claims of creditors and other third party liabilities. If these claims are substantiated, their value may exceed the amount of cash held by the Company and its subsidiaries.

     On October 22, 2001, the Company's wholly-owned subsidiary, EyeCorp, Inc. ("EyeCorp") filed its Quarterly Operating Report and Quarterly Bank Reconcilement for the quarter ending September 30, 2001 with the Bankruptcy Court.

     The Quarterly Operating Reports (without Bank Reconcilements) filed by the Company and EyeCorp with the Securities and Exchange Commission are included as exhibits to this Current Report on Form 8-K.

     During the quarter ended September 30, 2001, the Company made additional distributions to unsecured creditors in the approximate amount of $1.25 million, bringing the aggregate distributions made by the Company to its unsecured creditors to approximately $97.3 million. On October 9, 2001, the Company distributed an additional $2.04 million to the Company's unsecured creditors.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits:

          99.1 Quarterly Operating Report for the Company for the quarter ended September 30, 2001

          99.2 Quarterly Operating Report for EyeCorp for the quarter ended September 30, 2001

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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        PHYSICIANS RESOURCE GROUP, INC.


DATE: November 14, 2001                 By: /s/ Michael Yeary
                                           -------------------------------
                                            Michael Yeary, President and
                                            Chief Restructuring Officer

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